UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2018
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)
4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On October 25, 2018, Ellie Mae, Inc. (the “Company”) issued a press release announcing selected operating results for its third quarter ended September 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K furnished pursuant to Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this Report.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On October 25, 2018, the Company announced that it will restate its first and second quarter interim financial statements for fiscal year 2018. This decision was approved by, and with the continuing oversight of, the Company’s Audit Committee on October 24, 2018. As a result of the restatement, investors should no longer rely upon the Company's previously issued financial statements for the periods set forth above, earnings releases for these periods, and other communications relating to these financial statements. This conclusion was reached in consultation with the Company’s management and was discussed with the Company’s independent registered public accounting firm, Grant Thornton.
On January 1, 2018, the Company adopted ASU 2014-09 (“Topic 606”), as subsequently amended, using the modified retrospective method and applied Topic 606 to those contracts which were not completed as of January 1, 2018. The Company has reassessed its application of certain aspects of Topic 606, and concluded that it did not adequately constrain the variable consideration included in the transaction price sufficiently such that, at the time of adoption, it was probable that a significant revenue reversal would not occur. The Company also identified additional costs to obtain that should have been recorded to its opening balances upon adoption of Topic 606. Those adjustments had the effect of reducing the Company retained earnings by $9.8 million as of January 1, 2018. For the three months ended March 31, 2018, the Company estimates that these adjustments will result in a decrease of revenue by $2.1 million, a decrease of net income by $1.9 million, a decrease of adjusted EBITDA by $2.2 million and decrease of adjusted net income by $1.8 million. For the three months ended June 30, 2018, the Company estimates that these adjustments will result in an increase of revenue by $0.4 million, an increase of net income by $0.3 million, an increase of adjusted EBITDA by $0.5 million and an increase of adjusted net income by $0.4 million. For the six months ended June 30, 2018, the Company estimates that these adjustments will result in a decrease of revenue by $1.7 million, a decrease of net income by $1.6 million, a decrease of adjusted EBITDA by $1.7 million and a decrease of adjusted net income by $1.4 million. These estimates are subject to finalization, including completion of the Company’s technical accounting analysis for those matters and of interim review procedures.
The Company’s unaudited interim consolidated financial statements as of and for the quarters ended March 31, 2018 and June 30, 2018 will be restated in amended Quarterly Reports on Form 10-Q/A.
The Company is still completing its assessment of the effectiveness of its internal controls over financial reporting as of September 30, 2018, which may result in a material weakness in its internal controls.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include estimates of the overstatement/understatement of revenue, net income, adjusted EBIDTA and adjusted net income for the three months ended March 31, 2018 and the three months and six months ended June 30, 2018. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as further review of the prior adjustments by the Company and its advisors resulting in additional adjustments; the risk that estimates are incorrect; changes in the methodology applied to calculate the estimates of the adjustments; and other risk factors included in documents that the Company has filed with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2017, as updated from time to time by the Company’s quarterly reports on Form 10-Q and its other filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated October 25, 2018, titled "Ellie Mae Reports Third Quarter 2018 Results."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2018	Ellie Mae, Inc.

/s/ Popi Heron
Popi Heron
Interim Chief Financial Officer